SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  Septermber 14, 2010

TrinityCare Senior Living, Inc.
( a Nevada Corporation)

333-140567	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

2327 South Dock Street
Palmetto, FL 34221
(941) 981-3850

Michael D. Shea
2327 South Dock Street
Palmetto, FL 34221
(941) 981-3850
 (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01- Entry Into Material Definitive Agreement

    On September 7, 2010 TrinityCare Senior Living, Inc. (a Nevada corporation) completed the transaction anticipated in a definitive agreement for a business combination via the acquisition of 100% of the outstanding capital stock of SeaBridge Freight, Inc., a Tampa Bay area based company.

    SeaBridge Freight Corp. is the pioneer in creating the U.S. Marine Highway Industry, providing the most environmentally friendly, safe, cost efficient container-on-barge, blue water, intermodal freight service through geographical advantaged routes. The Company provides container-on-barge, break-bulk and out-of-gauge freight transport service between Port Manatee of Tampa Bay, FL and Port Brownsville, Texas. Utilizing a direct water route that is drastically shorter than a land route, the Company presents a more environmentally friendly alternative that economically connects the Mexico/ South Texas and Southeastern US markets. As a reliable alternative freight transportation option for shippers the Company’s services can be integrated with third party logistics providers, truckers and intermodal rail carriers to significantly lower freight costs. SeaBridge Freight Corp is headquartered in Palmetto, Florida.

ITEM 9.01 – Financial Statements and Exhibits

Exhibit

EXHIBIT      DESCRIPTION

Exhibit 99.1                    Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TrinityCare Senior Living, Inc.

Date: September 14, 2010	By: /s/ Michael D. Shea
Name: Michael D. Shea Title: Chairman of the Board

Exhibit 99.1

SEABRIDGE FREIGHT CORP. COMPLETES BUSINESS COMBINATION WITH TRINITYCARE SENIOR LIVING, INC.

PALMETTO, Florida – September 14, 2010 – TrinityCare Senior Living (TCSR) today announced that it has completed the transaction anticipated in a definitive agreement for a business combination via the acquisition of 100% of the outstanding capital stock of SeaBridge Freight, Inc., a Tampa Bay area based company which is the pioneer in creating the U.S. Marine Highway Industry, providing the most environmentally friendly, safe, cost efficient container-on-barge, blue water, intermodal freight service through geographical advantaged routes. The stockholders of SeaBridge received newly issued shares of common stock of TrinityCare; management of SeaBridge assumed their role as management of TrinityCare and commenced the process of changing the corporate name to SeaBridge Freight Corp.

“This business combination with SeaBridge Freight is a significant milestone for TrinityCare Senior Living, Inc. that is crucial to the future success of the Company. We fully believe in their business model providing smart, efficient and environmentally friendly freight services to strategic markets, and are excited to be part of the future of SeaBridge Freight as shareholders,” stated Donald W. Sapaugh, former Chairman and Chief Executive Officer of TrinityCare Senior Living, Inc.

About TrinityCare Senior Living

TrinityCare Senior Living ("TrinityCare") develops, owns, and manages quality senior living facilities that focus on enriching the faith of the residents and providing state-of-the-art independent living, assisted living, memory care and adult day care services in a single location. TrinityCare operates three facilities in Texas and Tennessee. For more information please visit www.trinitycare.com.

About SeaBridge Freight Corp.

SeaBridge Freight Corp. is the pioneer in creating the U.S. Marine Highway Industry, providing the most environmentally friendly, safe, cost efficient container-on-barge, blue water, intermodal freight service through geographical advantaged routes. The Company provides container-on-barge, break-bulk and out-of-gauge freight transport service between Port Manatee of Tampa Bay, FL and Port Brownsville, Texas. Utilizing a direct water route that is drastically shorter than a land route, the Company presents a more environmentally friendly alternative that economically connects the Mexico/ South Texas and Southeastern US markets. As a reliable alternative freight transportation option for shippers the Company’s services can be integrated with third party logistics providers, truckers and intermodal rail carriers to significantly lower freight costs. SeaBridge Freight Corp is headquartered in Palmetto, Florida.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Michael D. Shea, Chairman of the Board
(941) 981-3850

Or

Tyson Wallis, Public Relations

(281) 482-9700